UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 29, 1999

EXODUS COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State of Other Jurisdiction of Incorporation)

0-23795	77-0403076
(Commission File Number)	(IRS Employer Identification Number)

2831 Mission College Boulevard
Santa Clara, California   95054
(Address of principal executive offices including zip code)

(408) 346-2200
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

ITEM 5: OTHER EVENTS.

     On November 29, 1999, the Company issued a press release announcing that it intends, subject to market and other conditions, to raise a total of $500 million gross proceeds through private offerings of senior notes and convertible subordinated notes. The Company plans to raise $200 million gross proceeds through a private offering of its senior notes within the United States to qualified institutional buyers and outside the United States to certain non-U.S. investors. The Company also intends to raise $300 million, not including an over-allotment option of up to $100 million, through a private offering of convertible subordinated notes to qualified institutional buyers. A copy of the press release is filed as Exhibit 99.01 and incorporated herein by reference.

ITEM 7: FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

     99.01 Press Release dated November 29, 1999.

EXODUS COMMUNICATIONS, INC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EXODUS COMMUNICATIONS, INC.

(Registrant)

Date: November 29, 1999

By:	/s/ Richard. S. Stoltz

Richard S. Stoltz
Executive Vice President, Finance, Chief Financial Officer and Chief Operating Officer
(Duly Authorized Officer and Chief Accounting Officer)